Exhibit 10.5

MUTUAL EMPLOYMENT AGREEMENT MODIFICATION

This Mutual Employment Agreement Modification (the “Amendment”) is entered into on this 22nd day of December, 2025 by and between Indaptus Therapeutics, Inc. (the “Company”) and Walt Linscott, Esq., Chief Operating Officer of the Company (“Officer”), collectively known herein as the “Parties.”

WHEREAS, Officer and Company originally entered into an Employment Agreement dated as of August 4, 2021 (“Original Employment Agreement”);

WHEREAS, in connection with the sale of preferred stock to a certain investor as contemplated by that certain Securities Purchase Agreement executed as of even date herewith (the “Preferred Financing”), the Parties desire to amend the Original Employment Agreement in accordance with the terms set forth herein; and

WHEREAS, the Parties intending to be legally bound, and in consideration of the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, agree as follows:

1.	Immediately upon closing of the Preferred Financing, Sections 1-4 of the Original Employment Agreement shall be modified and replaced in their entirety as follows:

a.	The Officer shall be employed as Chief Operating Officer until such time that the Officer’s employment is terminated in accordance with the terms set forth herein;

b.	The Company shall pay the Officer a salary at the annualized rate of $491,000, which shall be subject to customary withholdings and authorized deductions and shall be payable in equal installments in accordance with the Company’s customary payroll practices in place from time to time. The Officer’s salary may not be adjusted downward without the Officer’s prior written consent.

2.	Section 9 of the Original Employment Agreement shall be modified to allow either party to terminate employment of the Officer for any reason upon ten (10) days prior written notice.

3.	Officer irrevocably waives the benefits provided by Section 10 of the Original Employment Agreement upon receipt of the following at closing of the Preferred Financing (collectively, the “Severance Payment”).

A.	An equity settlement payment of 54,421 shares of common stock of the Company in lieu of cash (calculated as $110,475 divided by $2.03, the consolidated closing bid price on the day immediately preceding the date of this Amendment) (the “Shares”);

In connection with the issuance of the Shares, at the time of execution of this Amendment and at the time of issuance of such Shares, Officer represents and warrants to the Company as follows: (i) Officer hereby acknowledges that the issuance of the Shares has not been reviewed by the United States Shares and Exchange Commission (the “SEC”) nor any state regulatory authority since the issuance of the Shares is intended to be exempt from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D, (ii) Officer understands that the Shares have not been registered under the Securities Act or under any state Shares or “blue sky”, (iii) Officer understands that the Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon Officer’s investment intention and in this connection hereby represents that it is acquiring the Shares for its own account for investment and not with a view toward the resale or distribution to others, (iv) Officer consents to the placement of a legend on any certificate or other document evidencing the Shares that such shares have not been registered under the Securities Act or any state Shares or “blue sky” laws, (v) Officer is acquiring the Shares solely for its own account for investment and not with a view to, or for resale in connection with, any distribution, and (vi) Officer is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

B.	$1,239,775, to be paid in cash ( which includes the 2025 bonus); and

C.	$67,326 for Officer’s elected health care benefits at the date of the execution of this Amendment.

4.	Upon receipt of the Severance Payment, except for all coverages, indemnities, defenses or other payment of costs and expenses of any kind under any policy of insurance procured by Company at any time during Officer’s employment which are specifically and irrevocably exempted from release, Officer agrees that upon termination of employment in accordance with Section 2 above, he irrevocably and unconditionally releases, acquits and forever discharges the Company and any principals of any and any successors and assigns (and any officers, directors, shareholders, managers, members, employees, representatives, attorneys, consultants, and agents of such entities) from any and all claims, demands, rights, causes of action, liens, actions, suits, attorneys’ fees, costs, damages, losses, expenses and contractual obligations of whatever kind or nature, whether absolute or contingent, liquidated or unliquidated, direct or indirect, in law or in equity, fully accrued or not fully accrued, matured or unmatured, known or unknown, foreseen or unforeseen, suspected or unsuspected, relating to any matter whatsoever (collectively, “Claims”) which Officer had, currently has, shall or may have. Notwithstanding the foregoing, the release contained herein shall not release Company from their obligations under paragraph 1 of this Amendment.

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5.	Release. Officer’s release of Claims includes, without limitation: any Claims relating to or arising from Officer’s employment relationship with the Company, the decision regarding the termination of such relationship, and such termination; any Claims for wrongful discharge or constructive discharge of employment; termination (including constructive discharge) in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits; any Claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; any Claims for violation of the federal or any state constitution; any Claims arising out of any other laws and regulations relating to employment or employment discrimination, harassment or retaliation; any Claims for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Officer as a result of this Agreement; any Claims for or requests to recover attorneys’ fees and costs; and any Claims under the Georgia Fair Employment Practices Act, the Georgia Equal Pay Act, the Georgia Prohibition of Age Discrimination Act, the Georgia Equal Employment for Persons with Disabilities Code all as amended. Nothing in this Agreement releases or limits Officer’s rights: under this Agreement; to any claims that cannot be released by law; to file a charge or complaint with the Shares and Exchange Commission, the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, or any other federal, state, or local governmental regulatory or law enforcement agency (each a “Government Agency”), provided that if Officer files any charge or complaint with any Government Agency and if the Government Agency pursues any claim on Officer’s behalf, or if any other third party pursues any claim on Officer’s behalf, Officer waives any right to monetary or other individualized relief (either individually, or as part of any collective or class action); to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including Officer’s ability to provide documents or other information without notice to the Company; to provide truthful testimony in litigation; to otherwise discuss or disclose information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Officer has reason to believe is unlawful; or to discuss the terms and conditions of Officer’s employment or engage in other protected conduct under the National Labor Relations Act. This Agreement does not limit Officer’s right to seek or receive a monetary award from a government-administered whistleblower program.

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6.	No Admission. The Parties understand and agree that this Amendment shall not be construed as (i) an admission of liability by one party to the other, (ii) that either party has violated any federal, state or local statute, law, ordinance or regulation, or (iii) there has been any material disagreements with the Company.

7.	Binding Agreement. This Amendment amends the Original Employment Agreement to the extent provided herein. This Amendment shall be binding upon the Parties hereto and their respective successors and assigns. The Parties agree and stipulate that this Amendment is enforceable in all respects and is not subject to any affirmative claim, once this Amendment is executed.

8.	Entire Agreement. Together, this Amendment and the Original Employment Agreement constitute the entire and complete understanding between the Parties hereto with regard to the Officer’s employment, and no other representation, promise, or agreement shall be binding upon either of them unless it is in writing and executed by the Parties. Except as expressly amended herein, all other terms and conditions of the Original Employment Agreement remain unchanged.

9.	Encouragement to Consult Attorney; Time to Consider Agreement. EACH OF PARTIES REPRESENTS THAT THIS AMENDMENT HAS BEEN ENTERED INTO FREELY AND VOLUNTARILY; THAT IT HAS HAD THE OPPORTUNITY TO ASCERTAIN AND WEIGH ALL OF THE FACTS AND CIRCUMSTANCES LIKELY TO INFLUENCE ITS JUDGMENTS; THAT IT HAS HAD THE OPPORTUNITY TO SEEK AND OBTAIN LEGAL COUNSEL, AND HAS AVAILED ITSELF OF COUNSEL PRIOR TO SIGNING THIS AMENDMENT, AND TO BE DULY APPRISED OF ITS LEGAL RIGHTS; AND THAT IT HAS READ AND FULLY UNDERSTANDS THE TERMS OF THE AGREEMENT.

10.	Non-Disparagement. The Parties agree that they will not say, write or cause to be said or written, any statement that may be considered defamatory, derogatory or disparaging of any of the other Parties.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have made and entered into this Amendment as of the date set forth above.

Indaptus Therapeutics, Inc.

/s/ Jeffrey Meckler
By:	Jeffrey Meckler
Its:	Chief Executive Officer

Officer

/s/ Walt Linscott, Esq.
By:	Walt Linscott, Esq.

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